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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 25, 2000, except as to Note 11, which is as of February 2, 2000, relating to the consolidated financial statements and financial statement schedule of LJL BioSystems, Inc. and its subsidiary for the year ended December 31, 1999, which appears in Molecular Devices Corporation's Annual Report on Form 10-K for the year ended December 31, 2001.



San Jose, California                         /s/ PricewaterhouseCoopers LLP
June 27, 2002